Exhibit 99.2

Contact:

The Proxy Advisory Group, LLC

(888) 337-7699 (888-33PROXY)

MathStar Announces Resignation of CEO

HILLSBORO, Ore., July 15, 2009 — MathStar, Inc. (MATH.PK) today announced that effective July 14, 2009, Douglas M. Pihl has resigned his position as President, Chief Executive Officer and Chief Financial Officer of MathStar and has resigned from the Company’s Board of Directors.

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